EXHIBIT 10.4
ASSUMPTION OF DEBT

THIS ASSUMPTION AGREEMENT is dated April 15, 2005.

AMONG:

FAIRCHILD INTERNATIONAL CORPORATION, a company incorporated pursuant to the laws of the State of Nevada, having an office address at Suite 600, 595 Hornby Street, Vancouver, British Columbia, V6B 2W5

(“Fairchild”)

AND:

PATCH INTERNATIONAL INC., a company incorporated pursuant to the laws of the State of Nevada, having an office address at Suite 1220, 666 Burrard Street, Vancouver, British Columbia V6C 2X8

(“Patch”)

AND:

BYRON COX, executive, of Suite 1220, 666 Burrard Street, Vancouver, British Columbia V6C 2X8

(“Cox”)

WHEREAS:

A.              Fairchild is indebted to Cox in the amount of CAD$582.89 (the “Debt”) and Patch has agreed to assume the Debt in partial consideration of the relinquishment of certain interests in oil and gas properties by Fairchild to Patch, as detailed below; and

B.              Cox has agreed to accept Patch as debtor in the place of Fairchild.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the parties hereto covenant and agree as follows:

Assumption of Debt

1.                           Patch hereby absolutely and unconditionally assumes and accepts responsibility for the payment of the Debt and agrees to indemnify and hold harmless Fairchild in respect thereof.

Acceptance of Patch

2.                           Cox hereby absolutely and unconditionally accepts Patch as debtor in substitution for Fairchild and releases Fairchild from any and all liability in respect of the Debt.

Conveyance

3.                           Fairchild hereby conveys any and all of its interests in the Kerrobert oil field located in Saskatchewan, Canada and all of its interests in the Manahuilla Creek oil field in Goliad County, Texas, previously acquired from Patch, back to Patch.

Enurement

4.                           This Assignment will enure to the benefit of and be binding upon the parties and their respective heirs, successors and permitted assigns.

Governing Law

5.                           This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia.

Counterparts

6.                           This Assignment may be executed by the parties in separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Assignment has been duly executed by the parties on the date first mentioned above.

FAIRCHILD INTERNATIONAL		PATCH INTERNATIONAL INC.
CORPORATION

		Per:	/s/ David Stadnyk
Per:	/s/ Anish Somani		Authorized Signatory
Authorized Signatory

/s/ Byron Cox
Byron Cox